United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022 (January 12, 2022)

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share, included as part of the units	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 12, 2022, Gardiner Healthcare Acquisitions Corp., a Delaware corporation (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that, commencing on January 13, 2022, the holders of units issued in its initial public offering (the “Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one redeemable warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share, may elect to separately trade the shares of Common Stock and Warrants included in the Units. The shares of Common Stock and the Warrants are expected to trade on the Nasdaq Global Market under the symbol “GDNR” and “GDNRW,” respectively. The Units not separated will continue to trade on the Nasdaq Global Market under the symbol “GDNRU.” Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Common Stock and Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDINER HEALTHCARE ACQUISITIONS CORP.

By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier
Title: Chief Executive Officer

Dated: January 12, 2022